                                                                EXHIBIT 10.1.7


                              SEVENTH AMENDMENT TO
                    FIRST AMENDED AND RESTATED AGREEMENT OF
                              LIMITED PARTNERSHIP


                 This Seventh Amendment ("Amendment") dated as of September 10, 1996, to the First Amended and Restated Agreement of Limited Partnership dated as of August 16, 1995, as amended, is entered into by and among Sunstone Hotel Investors, Inc., a Maryland corporation, in its individual capacity (the "Company") and in its capacity as the General Partner of the Partnership (the "General Partner"). All defined terms not otherwise defined herein shall have the meaning set forth in the Agreement (as defined below).

                                    RECITALS

         A. WHEREAS, the General Partner and the current Limited Partners executed that certain First Amended and Restated Agreement of Limited Partnership dated as of August 16, 1995, amending and restating that certain Agreement of Limited Partnership dated as of September 22, 1994 (as amended, the "Agreement"), and the General Partner caused Sunstone Hotel Investors, L.P., a Delaware limited partnership (the "Partnership"), to file a Certificate of Limited Partnership with the Delaware Secretary of State on September 23, 1994, thereby causing the Partnership to be formed for the purposes set forth in the Agreement.

         B. WHEREAS, the Agreement was amended by the First Amendment to the Agreement to reflect the contribution by Inns Properties of an additional hotel in exchange for Partnership Units.

         C. WHEREAS, the Agreement was amended by the Second Amendment to the Agreement to reflect the distribution of Partnership Units in connection with the dissolution of certain Limited Partners and thereby admitting additional Substitute Limited Partners (as defined in such Second Amendment).

         D. WHEREAS, the Agreement was amended by the Third Amendment to the Agreement to reflect the transfer of limited partnership interest from Peter C. Enever, deceased, to C. Robert Enever and Audrey W. Enever.

         E. WHEREAS, the Agreement was amended by the Fourth Amendment to the Agreement to reflect the issuance of 80,000 Partnership Units to Riverside Hotel Partners, Inc. in accordance with the Capital Contribution Agreement dated as of March 28, 1996.

         F. WHEREAS, the Agreement was amended by the Fifth Amendment to the Agreement to modify the Target Effective Date to a date no later that December 31, 1996, for the filing of a Shelf Registration covering the Partnership Units.

         G. WHEREAS, the Agreement was amended by the Sixth Amendment to the Agreement to reflect the issuance of 4,000,000 Partnership Units to the Company in accordance with the underwriting agreement dated as of August 7, 1996 by and among the General Partner, the Partnership, Robert A. Alter and Charles L. Biederman, and the Representatives of the Underwriters named therein (the "Underwriting Agreement") providing for the issuance and sale of such shares of Common Stock. Pursuant to Section 4.2(a)(ii) of the Agreement, the Partnership is required to issue Partnership Units corresponding to the number of shares of Common Stock being issued by the General Partner pursuant to the Underwriting Agreement in consideration for the contribution of all proceeds to the Partnership of the issuance of such securities by the General Partner.

         H. WHEREAS, the Underwriters have notified the General Partner that they intend to exercise the Underwriters' over-allotment option to purchase 600,000 shares of Common Stock of the General Partner (the "New Securities"). Pursuant to Section 4.2(a)(ii) of the Agreement, the Partnership is required to issue Partnership Units corresponding to the number of shares of Common Stock being issued by the General Partner pursuant to the Underwriting Agreement in consideration for the contribution of all proceeds to the Partnership of the issuance of such securities by the General Partner.

         I. WHEREAS, in order to evidence the issuance of the Partnership Units, the parties hereto desire to enter into this Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

                 1. Issuance of Additional Partnership Units. Pursuant to Section 4.2(a)(ii) of the Agreement, the General Partner hereby issues a Partnership Interest in the form of the number of Partnership Units listed on Exhibit "A" hereto to the General Partner in consideration for the contribution of the proceeds of the offering of the New Securities pursuant to the terms of
Section 4.2(a)(ii) of the Agreement. Such issuance shall be deemed effective automatically upon the closing of the offering of the New Securities. The Partnership Interest issued in the foregoing sentence shall have all of the same rights, powers and duties and shall be equal in all respects to the existing Partnership Interests issued to the existing Partners. Attached hereto as Exhibit "A" is a revised version of the Exhibit "A" to the Agreement reflecting the issuance of the Partnership Units.

                 2. Effect of Amendment. Except as amended hereby, the Agreement is hereby confirmed in all respects.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 10th day of September 1996.
                                      GENERAL PARTNER

                                      SUNSTONE HOTEL INVESTORS, INC.,
                                      a Maryland corporation and the sole
                                      General Partner, Executing this Amendment without the need for any consent by any Limited Partner pursuant to the terms of Article XI of the Agreement


                                      By:  /s/ Robert A. Alter
                                         ---------------------------------
                                           Robert A. Alter
                                           Its: President